Exhibit 10.13

AMENDMENT NO. 2
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
OF	DOCUMENT:	WA01/3161580
NEW HAMPSHIRE THRIFT BANCSHARES, INC	DRAFT DATE:	3/14/07

BOARD OF DIRECTORS
	APPROVAL DATE:	3/27/07

AMENDMENT

1.	ARTICLE III – A new subsection 3.2(d) of the Plan shall be added, effective for the calendar 2007 plan year, to read as follows:

(d) In addition to the Supplemental Credits described in this Section 3.2, the Administrator may make additional discretionary Supplemental Credits to the Memorandum Account of any Participant for a calendar year; provided, however, that in no calendar year may the amount of such discretionary Supplemental Credit exceed twenty-five percent (25%) of the Executive’s Base Compensation (resulting in a total possible Supplemental Credit of thirty-five percent (35%) of Base Compensation in any calendar year).